Exhibit 22.1

The following subsidiaries of Lineage, Inc. (the “Company”) (i) may be the guarantors of debt securities under the indenture (the “Lineage Indenture”) to be entered into by the Company, as issuer, (ii) will be the issuer or guarantors, as applicable (and as described below), of debt securities under the indenture (the “Lineage OP Indenture”) to be entered into among Lineage OP, LP, as issuer, and the Company and the other entities listed below, as guarantors and (iii) will be the issuer or guarantors, as applicable, of debt securities under the indenture (the “Lineage Europe Indenture”) among Lineage Europe Finco B.V., as issuer, the Company, Lineage OP, LP and each of the subsidiaries listed below, as guarantors:

Subsidiary	Role	Jurisdiction of Organization
Lineage OP, LP	Issuer under the Lineage OP Indenture and guarantor under each of the Lineage Indenture and the Lineage Europe Indenture	Maryland
Lineage Europe Finco B.V.	Issuer under the Lineage Europe Indenture and guarantor under each of the Lineage Indenture and the Lineage OP Indenture	Netherlands
Lineage Logistics Holdings, LLC	Guarantor under each of the Lineage Indenture, the Lineage OP Indenture and the Lineage Europe Indenture	Delaware
Lineage Logistics, LLC	Guarantor under each of the Lineage Indenture, the Lineage OP Indenture and the Lineage Europe Indenture	Delaware
Lineage Logistics Services, LLC	Guarantor under each of the Lineage Indenture, the Lineage OP Indenture and the Lineage Europe Indenture	Delaware
Lineage Logistics Canada Holdings, LLC	Guarantor under each of the Lineage Indenture, the Lineage OP Indenture and the Lineage Europe Indenture	Delaware
Lineage AUS RE Holdings, LLC	Guarantor under each of the Lineage Indenture, the Lineage OP Indenture and the Lineage Europe Indenture	Delaware

Subsidiary	Role	Jurisdiction of Organization
Columbia Colstor, Inc.	Guarantor under each of the Lineage Indenture, the Lineage OP Indenture and the Lineage Europe Indenture	Washington
Lineage Columbia Mezz, LLC	Guarantor under each of the Lineage Indenture, the Lineage OP Indenture and the Lineage Europe Indenture	Delaware
Lineage Logistics MTC, LLC	Guarantor under each of the Lineage Indenture, the Lineage OP Indenture and the Lineage Europe Indenture	Maryland
Lineage WA Columbia RE, LLC	Guarantor under each of the Lineage Indenture, the Lineage OP Indenture and the Lineage Europe Indenture	Delaware
Lineage Treasury Europe B.V.	Guarantor under each of the Lineage Indenture, the Lineage OP Indenture and the Lineage Europe Indenture	Netherlands
Boreas Logistics Holdings B.V.	Guarantor under each of the Lineage Indenture, the Lineage OP Indenture and the Lineage Europe Indenture	Netherlands
Lineage Logistics Canada Holdings Ltd.	Guarantor under each of the Lineage Indenture, the Lineage OP Indenture and the Lineage Europe Indenture	Ontario, Canada
Emergent Cold Midco Pty Ltd	Guarantor under each of the Lineage Indenture, the Lineage OP Indenture and the Lineage Europe Indenture	Australia